(MKS LOGO)

EXHIBIT 99.1

Contact: Ronald C. Weigner
Vice President and Chief Financial Officer
Telephone: 978.645.5500

MKS Instruments Reports Second Quarter 2008 Financial Results

Andover, Mass., July 24, 2008 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported second quarter 2008 financial results.

Sales were $171.0 million, down 12 percent from $193.4 million in the first quarter of 2008 and down 16 percent from $204.0 million in the second quarter of 2007.

Net income was $9.2 million, or $0.18 per diluted share, compared to $20.4 million, or $0.39 per diluted share, in the first quarter of 2008 and $22.5 million, or $0.39 per diluted share, in the second quarter of 2007.

Non-GAAP net earnings, which exclude amortization of acquired intangible assets and special items, totaled $10.5 million, or $0.21 per diluted share, compared to $20.6 million, or $0.39 per diluted share, in the first quarter of 2008 and $25.1 million, or $0.43 per diluted share, in the second quarter of 2007.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Leo Berlinghieri, Chief Executive Officer and President, said, “After a strong first quarter with double-digit sequential growth in the semiconductor market, we saw sharply lower demand in the second quarter as this market weakened. However, our solar business continued to ramp, and sales to non-semiconductor markets grew by 17 percent to 45 percent of total sales. Even in this changing business environment, we continue to increase our investment in new product development that will contribute to future revenue growth.

“In the third quarter, we expect some incremental weakness in semiconductor capital equipment spending. Our sales could range from $155 to $165 million. Net income could range from $0.09 to $0.16 per diluted share on approximately 51 million shares outstanding, and non-GAAP net earnings could range from $0.12 to $0.19 per diluted share.”

Management will discuss second quarter financial results on a conference call today at 8:30 a.m. (Eastern Time). Dial-in numbers are 1-800-240-2430 for domestic callers and 303-262-2130 for international callers. The call will be broadcast live and available for replay at www.mksinstruments.com. To hear a telephone replay through July 31, 2008, dial 303-590-3000, pass code 11116548#.

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, electrostatic charge management, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, and energy generation and environmental monitoring.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30, 2008	June 30, 2007	March 31, 2008
Net sales	$171,002	$203,978	$193,448
Cost of sales	100,514	117,948	111,541

Gross profit	70,488	86,030	81,907
Research and development	20,486	18,351	19,249
Selling, general and administrative	35,113	35,928	31,709
Amortization of acquired intangible assets	1,984	4,108	3,105

Income from operations	12,905	27,643	27,844
Impairment of investments	(251)	—	(1,161)
Interest income, net	1,636	3,581	2,176

Income before income taxes	14,290	31,224	28,859
Provision for income taxes	5,056	8,697	8,477

Net income	$9,234	$22,527	$20,382

Net income per share:
Basic	$0.19	$0.40	$0.39
Diluted	$0.18	$0.39	$0.39
Weighted average shares outstanding:
Basic	49,691	56,820	51,733
Diluted	50,866	57,939	52,571
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$9,234	$22,527	$20,382
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	1,984	4,108	3,105
Foreign exchange gain from legal entity restructuring (Note 1)	—	—	(2,669)
Tax effect of adjustments	(717)	(1,513)	(204)

Non-GAAP net earnings (Note 2)	$10,501	$25,122	$20,614

Non-GAAP net earnings per share (Note 2)	$0.21	$0.43	$0.39

Weighted average shares outstanding — diluted	50,866	57,939	52,571

Note 1: Selling, general and administrative expenses for the three month period ended March 31, 2008 includes a foreign exchange gain of $2.7 million related to the Company’s legal entity restructuring of certain foreign operations.

Note 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended
	June 30,
	2008	2007
Net sales	$364,450	$415,410
Cost of sales	212,055	236,518

Gross profit	152,395	178,892
Research and development	39,735	36,650
Selling, general and administrative	66,822	70,504
Amortization of acquired intangible assets	5,089	8,215

Income from operations	40,749	63,523
Impairment of investments	(1,412)	—
Interest income, net	3,812	6,886

Income before income taxes	43,149	70,409
Provision for income taxes	13,533	20,592

Net income	$29,616	$49,817

Net income per share:
Basic	$0.58	$0.88
Diluted	$0.57	$0.86
Weighted average shares outstanding:
Basic	50,712	56,587
Diluted	51,718	57,633
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$29,616	$49,817
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	5,089	8,215
Foreign exchange gain from legal entity restructuring (Note 1)	(2,669)	—
Tax effect of adjustments	(921)	(3,027)

Non-GAAP net earnings (Note 2)	$31,115	$55,005

Non-GAAP net earnings per share (Note 2)	$0.60	$0.95

Weighted average shares outstanding — diluted	51,718	57,633

Note 1: Selling, general and administrative expenses for the six month period ended June 30, 2008 includes a foreign exchange gain of $2.7 million related to the Company’s legal entity restructuring of certain foreign operations.

Note 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2008	December 31, 2007
ASSETS
Cash and short-term investments	$259,943	$323,765
Trade accounts receivable	109,512	107,504
Inventories	152,468	150,731
Other current assets	31,298	27,980

Total current assets	553,221	609,980
Property, plant and equipment, net	80,138	81,365
Goodwill	337,765	337,473
Other acquired intangible assets	31,052	36,141
Other assets	12,010	11,301

Total assets	$1,014,186	$1,076,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$18,374	$20,203
Accounts payable	24,416	28,683
Accrued expenses and other liabilities	47,191	46,859

Total current liabilities	89,981	95,745
Long-term debt	5,563	5,871
Other long-term liabilities	22,624	20,635
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	637,104	685,465
Retained earnings	245,559	255,244
Other stockholders’ equity	13,242	13,187

Total stockholders’ equity	896,018	954,009

Total liabilities and stockholders’ equity	$1,014,186	$1,076,260